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                                   EXHIBIT 22

                    SUBSIDIARIES OF WELLINGTON HALL, LIMITED

         Name of Subsidiary                        Jurisdiction of Incorporation

1.       Wellington Hall Caribbean Corporation        North Carolina

2.       Muebles Wellington Hall, S.A.                Honduras, Central America

Both of the above-listed subsidiaries do business under their full corporate names.





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